      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 12, 1999

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------


                       PRE-EFFECTIVE AMENDMENT NO.2 TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             ----------------------

                        Independence Community Bank Corp.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                           6035                              13-3387931
--------------------------------------------------------------------------------------------------
(State or Other Jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer Incorporation
       or Organization)             Classification Code Number)            Identification No.)

                        Independence Community Bank Corp.
                               195 Montague Street
                            Brooklyn, New York 11201
                                 (718) 722-5300
--------------------------------------------------------------------------------
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                            ------------------------

                                 Charles J. Hamm
          Chairman of the Board, President and Chief Executive Officer
                        Independence Community Bank Corp.
                               195 Montague Street
                            Brooklyn, New York 11201
                                 (718) 722-5300
--------------------------------------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)


                                   Copies To:

        Philip R. Bevan, Esq.                          Howard H. Mick, Esq.
       Kevin M. Houlihan, Esq.                         James W. Allen, Esq.
Elias, Matz, Tiernan & Herrick L.L.P.               Stinson, Mag & Fizzell P.C.
        734 15th Street, N.W.                     1201 Walnut Street, Suite 2800
        Washington, D.C. 20005                      Kansas City, Missouri 64106
            (202) 347-0300                                (816) 892-8600

                        --------------------------------

         Approximate Date of Commencement of the Proposed Sale of the Securities to the Public: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Proxy Statement-Prospectus.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
     TITLE OF EACH                          PROPOSED            PROPOSED
       CLASS OF            AMOUNT           MAXIMUM              MAXIMUM             AMOUNT OF
     SECURITIES TO         TO BE            OFFERING            AGGREGATE          REGISTRATION
     BE REGISTERED      REGISTERED (1)    PRICE PER UNIT     OFFERING PRICE (1)       FEE (1)
-----------------------------------------------------------------------------------------------
Common stock,               N/A                N/A             $72,299,049           $20,099.14(2)
($.01 par value)

--------------------
(1) In accordance with the provision of Rule 457(o) under the Securities Act of 1933, as amended, the number of shares is not set forth herein. Pursuant to Rule 457(o), the registration fee has been computed on the basis of the maximum aggregate offering price of the shares of the Registrant's common stock expected to be issued upon consummation of the merger of Broad National Bancorporation with and into the Registrant, pursuant to the Agreement and Plan of Merger, dated as of February 1, 1999, between Broad National Bancorporation and the Registrant, taking into account the maximum number of shares of Broad National Bancorporation that may be exchanged, including shares issuable upon the exercise of outstanding stock options, reduced by the amount of cash to be paid by the Registrant for such shares.

(2)      The registration fee has previously been paid.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    ------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with the General Corporation law of the State of Delaware, Articles 9 and 10 of the Registrant's Certification of Incorporation and Article VI of the Registrant's Bylaws provide as follows:

ARTICLE 9 OF CERTIFICATION OF INCORPORATION

         LIABILITY OF DIRECTORS AND OFFICERS. The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article 9 shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

ARTICLE 10 OF CERTIFICATE OF INCORPORATION

         INDEMNIFICATION. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

ARTICLE VI OF BYLAWS - INDEMNIFICATION, ETC. OF DIRECTORS, OFFICERS AND
EMPLOYEES

         6.1 Indemnification. The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation's Certificate of Incorporation.

         6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

         6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

         6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

         (a) LIST OF EXHIBITS (filed herewith unless otherwise noted)


2.1 Agreement and Plan of Merger, dated as of February 1, 1999, between Independence Community Bank Corp. and Broad National Bancorporation is included as Appendix A to the Proxy Statement - Prospectus which is part of this Registration Statement

3.1      Certificate of Incorporation of Independence Community Bank Corp.(1)

3.2      Bylaws of Independence Community Bank Corp.(1)

4.1      Form of Stock Certificate of Independence Community Bank Corp.(1)

5.1      Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality*


8.1 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: federal tax matters


10.1 Form of Change of Control Agreement entered into among Independence Community Bank Corp., Independence Savings Bank and certain senior executive officers of the Company and the Bank (1)

10.2     1998 Stock Option Plan (2)

10.3     1998 Recognition and Retention Plan and Trust Agreement (2)

10.4 Stockholders' Agreement, dated as of February 1, 1999, by and among certain stockholders of Broad National Bancorporation is included as Appendix B to the Proxy Statement - Prospectus which is part of this Registration Statement

11.0     Statement re: computation of per share earnings (3)

23.1     Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibits
         5.1 and 8.1, respectively)


23.2 Consent of Ernst & Young LLP (independent auditors for Independence Community Bank Corp)*



23.3     Consent of KPMG LLP (independent auditors for Broad National
         Bancorporation)*


23.4     Consent of Ryan, Beck & Co., Inc.*

24.1     Power of Attorney (included in Signature Page of the Registration
         Statement)*

99.1     Broad National Bancorporation Proxy Card*

-----------

*        Previously filed.

(1) Incorporated by reference from the Registrant's Registration Statement on From S-1 (333-30757) filed on July 3, 1997.

(2) Incorporated by reference from the Appendix to the Proxy Statement for the Annual Meeting of Stockholders held on September 25, 1998, filed with the SEC on August 17, 1998.

(3) Incorporated by reference from the Registrant's Annual Report on From 10-K for the year ended March 31, 1998 filed with the SEC on June 26, 1998.

         (b)      FINANCIAL STATEMENT SCHEDULES

                  All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

         (c)      REPORTS, OPINIONS, OR APPRAISALS OF OUTSIDE PARTIES

                  The opinion of Ryan, Beck & Co. is included as Appendix C to the Proxy Statement - Prospectus.


ITEM 22. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

              (B) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (C) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement-Prospectus pursuant to Item 4, 10 (b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

              (D) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

              (E) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

              (F) That every prospectus: (i) that is filed pursuant to paragraph
         (E) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (G) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the State of New York on May 5, 1999.

                             INDEPENDENCE COMMUNITY BANK CORP.


                             By: /s/ Charles J. Hamm
                                 -----------------------------------------------
                                 Charles J. Hamm
                                 Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Name                                Title                         Date
--------------------------    ----------------------------------------   -------------
/s/Charles J. Hamm            Chairman, President and Chief              May 12, 1999
--------------------------    Executive Officer
Charles J. Hamm               (principal executive officer)


/s/Joseph S. Morgano          Director, Executive Vice President and     May 12, 1999
--------------------------    Mortgage Officer
Joseph S. Morgano


/s/John B. Zurell             Executive Vice President and  Chief        May 12, 1999
--------------------------    Financial Officer (principal financial
John B. Zurell                and accounting officer)


/s/Willard N. Archie*         Director                                   May 12, 1999
--------------------------
Willard N. Archie


/s/Robert D. Catell*          Director                                   May 12, 1999
--------------------------
Robert D. Catell


/s/Rohit M. Desai*            Director                                   May 12, 1999
--------------------------
Rohit M. Desai


/s/Chaim Y. Edelstein*        Director                                   May 12, 1999
--------------------------
Chaim Y. Edelstein

           Name                                Title                         Date
--------------------------    ----------------------------------------   -------------
/s/Robert W. Gelfman*         Director                                   May 12, 1999
--------------------------
Robert W. Gelfman


/s/Scott M. Hand*             Director                                   May 12, 1999
--------------------------
Scott M. Hand


/s/Donald E. Kolowsky*        Director                                   May 12, 1999
--------------------------
Donald E. Kolowsky


/s/Janine Luke*               Director                                   May 12, 1999
--------------------------
Janine Luke


/s/Wesley D. Ratcliff*        Director                                   May 12, 1999
--------------------------
Wesley D. Ratcliff


/s/Donald H. Elliott*         Director                                   May 12, 1999
--------------------------
Donald H. Elliott


/s/Malcolm MacKay*            Director                                   May 12, 1999
--------------------------
Malcolm MacKay


Signed by Charles J. Hamm pursuant to power of attorney granted thereto.

                                EXHIBIT INDEX


2.1 Agreement and Plan of Merger, dated as of February 1, 1999, between Independence Community Bank Corp. and Broad National Bancorporation is included as Appendix A to the Proxy Statement - Prospectus which is part of this Registration Statement

3.1      Certificate of Incorporation of Independence Community Bank Corp.(1)

3.2      Bylaws of Independence Community Bank Corp.(1)

4.1      Form of Stock Certificate of Independence Community Bank Corp.(1)


5.1      Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality*



8.1 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: federal tax matters


10.1 Form of Change of Control Agreement entered into among Independence Community Bank Corp., Independence Savings Bank and certain senior executive officers of the Company and the Bank (1)

10.2     1998 Stock Option Plan (2)

10.3     1998 Recognition and Retention Plan and Trust Agreement (2)

10.4 Stockholders' Agreement, dated as of February 1, 1999, by and among certain stockholders of Broad National Bancorporation is included as Appendix B to the Proxy Statement - Prospectus which is part of this Registration Statement

11.0     Statement re: computation of per share earnings (3)

23.1     Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibits
         5.1 and 8.1, respectively)


23.2 Consent of Ernst & Young LLP (independent auditors for Independence Community Bank Corp)*



23.3     Consent of KPMG LLP (independent auditors for Broad National
         Bancorporation)*



23.4     Consent of Ryan, Beck & Co., Inc.*



24.1 Power of Attorney (included in Signature Page of this Registration Statement)*




99.1     Broad National Bancorporation Proxy Card*

-----------

*        Previously filed.

(1) Incorporated by reference from the Registrant's Registration Statement on From S-1 (333-30757) filed on July 3, 1997.

(2) Incorporated by reference from the Appendix to the Proxy Statement for the Annual Meeting of Stockholders held on September 25, 1998, filed with the SEC on August 17, 1998.

(3) Incorporated by reference from the Registrant's Annual Report on From 10-K for the year ended March 31, 1998 filed with the SEC on June 26, 1998.